UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section  13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(Address of principal executive offices) (Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

FTAI Infrastructure LLC
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

ITEM 1.01. Entry into a Material Definitive Agreement.

On August 1, 2022, Fortress Transportation and Infrastructure Investors LLC (“FTAI”) completed the previously announced separation (the “Separation”), in which FTAI shareholders received one share of common stock of FTAI Infrastructure Inc. (“FTAI Infrastructure”), par value $0.01 per share (the “common stock”) for every one common share of FTAI held as of the close of business on July 21, 2022, the record date for the Separation (the “Distribution”). Following the Distribution, FTAI Infrastructure became an independent, publicly-traded company with its common stock listed under the symbol “FIP" on The Nasdaq Global Select Market (“Nasdaq”).

In connection with the Separation, FTAI Infrastructure entered into the following agreements, each of which is described in more detail below:

•	a separation and distribution agreement, by and between FTAI and FTAI Infrastructure (the “Separation and Distribution Agreement”);

•	an amended and restated management and advisory agreement, by and between FTAI Infrastructure and its manager, FIG LLC (the “Manager”) (the “Management Agreement”);

•
a registration rights agreement, by and among the Manager and its affiliates and Fortress Transportation and Infrastructure Master GP LLC and its affiliates (collectively, the “Fortress Entities”) (the “Registration Rights Agreement”);

•	a license agreement, by and between FTAI and FTAI Infrastructure (the “License Agreement”);

•	an investors' rights agreement, by and between FTAI Infrastructure and the parties listed thereto (the “Investors' Rights Agreement”); and

•	a warrant agreement, by and between FTAI Infrastructure and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”).

Separation and Distribution Agreement

In connection with the Separation, FTAI and FTAI Infrastructure entered into a Separation and Distribution Agreement, effective as of August 1, 2022, which, among other things, contains the agreements among the parties regarding the principal transactions necessary to effect the Distribution. It also sets forth other agreements that govern certain aspects of the parties’ ongoing relationship after the completion of the Separation.

A description of the material terms of the Separation and Distribution Agreement can be found in the Information Statement, dated July 15, 2022 (the “Information Statement”), included as Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 15, 2022, in the section entitled “Certain Relationships and Related Party Transactions—Separation and Distribution Agreement with FTAI.” Such description is incorporated herein by reference. The description of the Separation and Distribution Agreement incorporated by reference herein does not purport to be complete and is qualified in its entirety by the terms and conditions of the Separation and Distribution Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Amended and Restated Management and Advisory Agreement

In connection with the Separation, FTAI Infrastructure entered into the Management Agreement with the Manager, which is an affiliate of Fortress Investment Group LLC (“Fortress”). A description of the material terms of the Management Agreement can be found in the Information Statement in the section entitled “Our Manager and Management Agreement”. Such description is incorporated herein by reference. The description of the Management Agreement incorporated by reference herein does not purport to be complete and is qualified in its entirety by the terms and conditions of  the Management Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Registration Rights Agreement

We have entered into the Registration Rights Agreement granting the Manager and its affiliates and the Fortress Entities certain rights to register shares of common stock held by them under the Securities Act of 1933, as amended (the “Securities Act”). A description of the material terms of the Registration Rights Agreement can be found in the Information Statement in the section entitled “Certain Relationships and Related Party Transactions—Registration Rights Agreement.” Such description is incorporated herein by reference. The Registration Rights Agreement is filed as Exhibit 10.2 hereto. The description of the Registration Rights Agreement incorporated by reference herein does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto.

License Agreement

In connection with the Separation, FTAI and FTAI Infrastructure entered into the License Agreement, pursuant to which FTAI granted to FTAI Infrastructure a royalty-free, non-exclusive license to use the name, trademark and service mark FTAI (the “FTAI Name/Mark”) in conjunction or combination with the word “Infrastructure” in connection with its business. In the License Agreement, FTAI Infrastructure agreed (i) to maintain quality consistent with its historical standards and as FTAI may reasonable request, and (ii) not to use the FTAI Name/Mark in connection with aviation and offshore equipment leasing. The term of the License Agreement is for so long as the Management Agreement remains in effect or earlier if terminated for material breach and failure to cure or for a bankruptcy event. Following termination of the License Agreement, FTAI Infrastructure has nine months to transition from the FTAI Name/Mark to a new name and mark. The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the License Agreement, a copy of which is filed as Exhibit 10.3 hereto.

Financing Agreements

In connection with the Separation, FTAI Infrastructure issued $500.0 million aggregate principal amount of 10.500% Senior Secured Notes due 2027 (the “2027 Notes”) and $300.0 million of preferred equity financing (consisting of Series A Preferred Stock and Warrants (each as defined below)) (the “New Financing”), the net proceeds of which were used by FTAI Infrastructure to pay, on August 1, 2022,  a $730,340,000, cash dividend indirectly to FTAI and Fortress Transportation and Infrastructure Master GP LLC, of which FTAI received 99.99% of such cash dividend.

2027 Notes

On July 7, 2022, FTAI Infra Escrow Holdings, LLC (the “Escrow Issuer”), a subsidiary of FTAI Infrastructure, issued $450.0 million aggregate principal amount of 2027 Notes pursuant to an indenture between the Escrow Issuer and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent (the “Base Indenture”). In addition, on July 25, 2022, the Escrow Issuer issued an additional $50.0 million aggregate principal amount of 2027 Notes pursuant to a first supplemental indenture between the Escrow Issuer and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent (the “First Supplemental Indenture”). Upon the Distribution, the Escrow Issuer merged with and into FTAI Infrastructure, and FTAI Infrastructure and the guarantors (as defined below) executed a supplemental indenture (the “Second Supplemental Indenture”; the Base Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) and FTAI Infrastructure became the issuer of the 2027 Notes.

The 2027 Notes were issued at an issue price equal to 94.585%. The obligations of FTAI Infrastructure pursuant to the 2027 Notes are unconditionally guaranteed, jointly and severally, by all of the subsidiaries of FTAI Infrastructure other than Excluded Subsidiaries (as defined in the Indenture) (collectively, the “guarantors”), which such Excluded Subsidiaries constitute all of the subsidiaries of FTAI Infrastructure other than the subsidiaries comprising the Transtar business.

The 2027 Notes are (1) the senior obligations of FTAI Infrastructure and the guarantors and secured, subject to permitted liens and certain other exceptions, by a first-priority lien on substantially all tangible and intangible assets of FTAI Infrastructure and the guarantors on an equal and ratable basis with all future senior secured obligations of FTAI Infrastructure and the applicable guarantor that constitute Equal Priority Obligations (as defined in the Indenture), (2) effectively senior to the existing and future debt of FTAI Infrastructure and the applicable guarantors that is not secured by the Collateral (as defined in the Indenture), to the extent of the value of the Collateral, and (3) rank (i) equal in right of payment with all existing and future senior indebtedness of FTAI Infrastructure or the applicable guarantor, as the case may be, (ii) senior in right of payment to all existing and future subordinated indebtedness of FTAI Infrastructure and the guarantors, (iii) effectively senior to all existing and future unsecured indebtedness and indebtedness that is not secured by the Collateral of FTAI Infrastructure and the applicable guarantor, to the extent of the value of the Collateral (after giving effect to the sharing of such value with holders of equal or prior ranking liens on the Collateral), (iv) effectively junior to all indebtedness of FTAI Infrastructure and the guarantors secured by assets that are not Collateral to the extent of the value of such assets, (v) equal to all existing and future indebtedness of FTAI Infrastructure and the guarantors that is secured by the Collateral on a first-priority basis, to the extent of the value of the Collateral and (vi) structurally subordinated to all holders of indebtedness, other liabilities (including trade creditors) and preferred stock of our non-guarantor subsidiaries and unconsolidated entities.

The 2027 Notes bear interest at a rate of 10.500% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2022, to persons who are holders of record of the 2027 Notes on the immediately preceding May 15 and November 15, respectively.

The Indenture limits the ability of FTAI Infrastructure and its restricted subsidiaries to, among other things, incur indebtedness, encumber their assets, make restricted payments, create dividend restrictions and other payment restrictions that affect FTAI Infrastructure’s restricted subsidiaries, permit certain subsidiaries to incur or guarantee certain indebtedness, enter into transactions with affiliates and sell assets, in each case subject to certain qualifications and exceptions set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), each holder of the 2027 Notes will have the right to require FTAI Infrastructure to repurchase all or any part of that holder’s 2027 Notes at a purchase price of 101% of the principal amount of the 2027 Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of such repurchase.

The 2027 Notes will mature on June 1, 2027. Prior to June 1, 2025, FTAI Infrastructure may redeem some or all of the 2027 Notes at a redemption price equal to 100% of the principal amount of the 2027 Notes redeemed, plus accrued and unpaid interest, if any, to, but not including the applicable redemption date, plus a “make-whole” premium. On or after June 1, 2025, FTAI Infrastructure may redeem some or all of the 2027 Notes at any time at declining redemption prices (in each case expressed as a percentage of the principal amount on the redemption date) equal to (i) 105.250% beginning on June 1, 2025, and (ii) 100.000% beginning on June 1, 2026 and thereafter, plus, in each case, accrued and unpaid interest, if any, to, but not including, the applicable redemption date. In addition, FTAI Infrastructure may also redeem up to 40% of the aggregate principal amount of the 2027 Notes at any time prior to June 1, 2025, with the net proceeds from certain equity offerings, subject to the satisfaction of certain conditions.

The foregoing description of the 2027 Notes contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture. The Second Supplemental Indenture is filed as Exhibit 4.1 hereto, and incorporated by reference herein.

Series A Preferred Stock and Warrants

In connection with the Separation, FTAI Infrastructure issued (i) 300,000 shares of newly-created Series A Senior Preferred Stock with a par value $0.01 per share (the “Series A Preferred Stock”), (ii) warrants (the “Series I Warrants”) representing the right to purchase, on the terms and subject to the conditions set forth in the Series I Warrants, 3,342,566 shares of common stock at an exercise price of $10.00 per share (as adjusted in accordance with the agreement governing the Warrants (as defined below) (the “Warrant Agreement”)), and (iii) warrants (the “Series II Warrants” and, together with the Series I Warrants, the “Warrants”) representing the right to purchase, on the terms and subject to the conditions set forth in the Series II Warrants, 3,342,566 shares of common stock at an exercise price of $0.01 per share (collectively, the “Securities”), for an aggregate purchase price of $300,000,000 net of an amount equal to $9,000,000 (representing 3.0% of the subscribers’ purchase price for the Securities). The Securities were issued pursuant to subscription agreements that FTAI Infrastructure and Transtar, LLC entered into on June 30, 2022 with entities affiliated with Ares Management LLC.

Certificate of Designations for the Series A Preferred Stock

Effective August 1, 2022, FTAI Infrastructure filed a certificate of designations (the “Certificate of Designations”) with the Secretary of the State of Delaware designating the Series A Preferred Stock.

Pursuant to the Certificate of Designations, the Series A Preferred Stock ranks senior to the common stock and all other junior equity securities of FTAI Infrastructure, and junior to FTAI Infrastructure’s existing or future indebtedness and other liabilities (including trade payables), with respect to payment of dividends, distribution of assets and all other liquidation, winding up, dissolution, dividend and redemption rights. In addition, the Series A Preferred Stock has the following terms:

1.          Dividends: Dividends on the Series A Preferred Stock are payable at a rate equal to 14.0% per annum subject to increase in accordance with the terms of the Series A Preferred Stock. Specifically, the rate will be increased by 2.0% per annum for any periods during the first two years following closing where the dividend is not paid in cash. Prior to the second anniversary of the issuance date of the Series A Preferred Stock, such dividends will automatically accrue and accumulate on each share of Series A Preferred Stock, whether or not declared and paid, or they may be paid in cash at FTAI Infrastructure’s discretion. After the second anniversary of the issuance date of the Series A Preferred Stock, FTAI Infrastructure is required to pay such dividends in cash. Failure to pay such dividends will result in a dividend rate equal to 18.0% per annum, subject to increase as described below, and a failure to pay cash dividends for 12 monthly dividend periods (whether or not consecutive) following the second anniversary of the issuance date will constitute an Event of Noncompliance (as defined in the Certificate of Designations). The dividend rate on the Series A Preferred Stock will increase by 1.0% per annum beginning on the fifth anniversary of the issuance date of the Series A Preferred Stock.

2.          Events of Noncompliance: If FTAI Infrastructure fails to cure an Event of Noncompliance (to the extent curable), (i) the size of FTAI Infrastructure’s board of directors (the “Board”) will automatically increase by a number sufficient to constitute a majority of the Board, (ii) the holders of a majority of the Series A Preferred Stock will have the right to designate and elect a majority of the members of the Board, and (iii) other than with respect to the election of directors, the shares of Series A Preferred Stock will vote with the common stock as a single class (with the number of votes per share determined in accordance with the Certificate of Designations).

3.          Mandatory Redemption: The Series A Preferred Stock is not mandatorily redeemable at the option of the holders of the Series A Preferred Stock, except upon the occurrence of certain Events of Noncompliance or a change of control (each a “Mandatory Redemption Event”). Upon the occurrence of a Mandatory Redemption Event, to the extent not prohibited by law, FTAI Infrastructure will be required to redeem all Series A Preferred Stock in cash at a redemption price per share determined in accordance with the Certificate of Designations.

4.          Negative Covenants: The Certificate of Designations also contains negative covenants limiting certain activities of FTAI Infrastructure and certain of its subsidiaries. These covenants, among other things, limit FTAI Infrastructure’s and certain of its subsidiaries’ ability to (i) incur indebtedness, (ii) issue equity interests of FTAI Infrastructure ranking pari passu with, or senior in priority to, the Series A Preferred Stock, (iii) issue equity interests of any subsidiary of FTAI Infrastructure, (iv) amend or repeal the certificate of incorporation or bylaws in a manner that is adverse to the holders of the Series A Preferred Stock, (v) pay dividends or make other distributions, (vi) create liens, (vii) incur dividend or other payment restrictions affecting FTAI Infrastructure and certain of its subsidiaries, (viii) undertake certain prohibited actions with respect to FTAI Infrastructure’s management agreement with the Manager, (ix) transfer or sell assets, including capital stock of subsidiaries, (x) consummate a change of control without concurrently redeeming the shares of Series A Preferred Stock, (xi) enter into transactions with affiliates, (xii) engage in certain prohibited business activities, (xiii) engage in certain intercompany transactions, and (xiv) take actions to cause FTAI Infrastructure to cease to be treated as a domestic C corporation for U.S. tax purposes.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by the terms and conditions of the Certificate of Designation, a copy of which is filed as Exhibit 3.4 hereto.

Investors’ Rights Agreement

On August 1, 2022, in connection with the issuance of the Securities, FTAI Infrastructure entered into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) with the Investors (as defined in the Investors’ Rights Agreement). The Investors’ Rights Agreement sets forth the Investors’ right to receive certain quarterly and annual financial and other information of FTAI Infrastructure. The Investors’ Rights Agreement also sets forth a waiver of certain provisions of FTAI Infrastructure’s Amended and Restated Certificate of Incorporation (as defined below) relating to the beneficial ownership of FTAI Infrastructure’s securities, a standstill covenant by the Investors, restrictions on transfer of shares of Series A Preferred Stock by the Investors, “Key Person” and “Manager Event” consultation rights in favor of the Investors, registration rights in favor of the Investors, and rights of first offer in favor of the Investors with respect to certain future issuances of (i) preferred equity of FTAI Infrastructure and (ii) debt for borrowed money of FTAI Infrastructure and certain intermediate holdings companies, in the case of the subscribers and their affiliates.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Investor Rights Agreement, a copy of which is filed as Exhibit 10.6 hereto.

Warrant Agreement

In connection with the Separation, FTAI Infrastructure entered into the Warrant Agreement, dated August 1, 2022, with American Stock Transfer & Trust Company, LLC, as warrant agent, pursuant to which it issued (i) the Series I Warrants entitling the holders thereof to purchase 3,342,566 shares of common stock, exercisable until the earlier of (A) the eight-year anniversary of their issuance or (B) a sale of FTAI Infrastructure (the “Expiration Time”); and (ii) the Series II Warrants entitling holders thereof to purchase 3,342,566 shares of common stock, exercisable until the Expiration Time. Such number of shares of common stock purchasable pursuant to the Warrants may be adjusted from time to time to account for stock splits, dividends and similar items and, in the case of the Series I Warrants, for below-market issuances of common equity. The Series II Warrants will participate on an as-converted basis in any dividends with respect to the common stock. The Warrants will expire at the Expiration Time.

The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Warrant Agreement, a copy of which is filed as Exhibit 10.5 hereto.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the 2027 Notes included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 3.02. Unregistered Sales of Equity Securities.

In connection with the Distribution, each FTAI option held as of the date of the Distribution by the Manager or by the directors, officers, employees, service providers, consultants and advisors of the Manager was converted into an adjusted FTAI option and a new FTAI Infrastructure option. The exercise price of each adjusted FTAI option and FTAI Infrastructure option was set to collectively maintain the intrinsic value of the FTAI option immediately prior to the Distribution and to maintain the ratio of the exercise price of the adjusted FTAI option and the FTAI Infrastructure option, respectively, to the fair market value of the underlying shares as of the Distribution. The terms and conditions applicable to each FTAI Infrastructure option are substantially similar to the terms and conditions otherwise applicable to the FTAI option as of the date of Distribution. The grant of such FTAI Infrastructure options will not reduce the number of shares of FTAI Infrastructure common stock otherwise available for issuance under the Plan (as defined below).

Manager Options

In connection with the issuance of the Securities, FTAI Infrastructure paid and issued to the Manager an option to purchase a number of shares of FTAI common stock equal to the quotient obtained by dividing (x) $30 million by (y) the volume weighted-average trading price of the Common Stock for the five (5) trading days subsequent to the distribution date (such price, the “Post-Distribution Common Stock Price”) at a per share exercise price equal to the Post-Distribution Common Stock Price. The option is fully vested as of the date of grant, is exercisable as to 1/30th of the shares of common stock to which the option is subject on the first day of each of the 30 calendar months following the first full calendar month after the date of grant and expires on the tenth anniversary of the date of grant. The options and the shares of common stock issuable upon exercise of the options will not be registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Series A Preferred Stock and Warrants

The description of the Series A Preferred Stock and Warrants included under Item 1.01 of this Current Report on Form 8-K, and the complete terms and conditions thereof attached hereto as Exhibits 3.4 and 10.5, respectively, are incorporated into this Item 2.03 by reference. The Series A Preferred Stock and Warrants were not registered under the Securities Act, and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

ITEM 3.03. Material Modification to Rights of Security Holders.

FTAI Infrastructure's Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and its Amended and Restated Bylaws (the “Amended and Restated Bylaws”) became effective on August 1, 2022. A description of the material terms of each can be found in the Information Statement in the section entitled “Description of Our Capital Stock,” which section is incorporated herein by reference. The descriptions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws incorporated by reference herein do not purport to be complete and are qualified in their entirety by reference to the complete terms and conditions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, a copy of each of which are filed hereto as Exhibits 3.2 and 3.3, respectively.

In addition, the description of the Series A Preferred Stock and Warrants included under Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 3.03 by reference.

ITEM 5.01. Changes in Control of Registrant.

Immediately prior to the Separation, FTAI Infrastructure was a subsidiary of Fortress Worldwide Transportation and Infrastructure General Partnership (the “Partnership”). The Partnership distributed 100% of the shares of FTAI Infrastructure to FTAI and Fortress Transportation and Infrastructure Master GP LLC (“Master GP”) pro rata in accordance with FTAI’s and the Master GP's interests in the Partnership, and FTAI distributed to its shareholders one share of FTAI Infrastructure per share of FTAI. Following completion of the Separation, FTAI retains no ownership interest in FTAI Infrastructure.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Separation, FTAI Infrastructure adopted the Nonqualified Stock Option and Incentive Award Plan (the “Plan”), which became effective as of the Distribution, A description of the material terms of the Plan can be found in the Information Statement in the section entitled “Management—Executive Officer Compensation.” Such description is incorporated herein by reference. The description of the Plan incorporated by reference herein does not purport to be complete and is qualified in its entirety by the terms and conditions of the Plan, a copy of which is filed hereto as Exhibit 10.4.

As of August 1, 2022, each of our officers and directors has also entered into a standard indemnification agreement with the Company and which provides for the standard indemnification and advancement of expenses to the fullest extent permitted by law consistent with the Company's Amended and Restated Bylaws.

The directors and executive officers of FTAI Infrastructure immediately after the Conversion (as defined below) were the same individuals who were directors and executive officers, respectively, of FTAI Infrastructure LLC immediately prior to the Conversion. In addition, the committees of the board of directors, and the membership thereof, immediately prior to the effective time of the Conversion, were replicated at FTAI Infrastructure at the effective time of the Conversion.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Separation, on July 29, 2022, FTAI Infrastructure LLC filed a Certificate of Conversion and FTAI Infrastructure LLC was converted to FTAI Infrastructure Inc. (the “Conversion”). In connection with the completion of the Separation, on August 1, 2022, FTAI Infrastructure's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws became effective. A summary of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is included in the Information Statement under the heading “Description of Capital Stock,” which is incorporated by reference in this Item 5.03. The descriptions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws incorporated by reference herein do not purport to be complete and  are qualified in their entirety by reference to the complete terms and conditions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, a copy of each of which are filed hereto as Exhibits 3.2 and 3.3, respectively.

In addition, the description of the Series A Preferred Stock included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

ITEM 5.05. Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Separation, the Board adopted a Code of Ethics for Senior Officers, which is applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and a copy of which is available on the Company's website at www.fipinc.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

ITEM 8.01. Other Events.

On August 1, 2022, FTAI Infrastructure issued a press release announcing the completion of the Separation. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Separation and Distribution Agreement, dated as of August 1, 2022, between FTAI Infrastructure Inc. and Fortress Transportation and Infrastructure Investors LLC.

3.1	Certificate of Conversion.

3.2	Amended and Restated Certificate of Incorporation of FTAI Infrastructure Inc.

3.3	Amended and Restated Bylaws of FTAI Infrastructure Inc.

3.4	Certificate of Designations of Series A Preferred Stock of FTAI Infrastructure Inc.

4.1
Second Supplemental Indenture, dated as of August 1, 2022, among FTAI Infrastructure Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent.

10.1	Amended and Restated Management and Advisory Agreement, dated as of July 31, 2022, between FTAI Infrastructure Inc. and FIG LLC.

10.2	Registration Rights Agreement, dated as of August 1, 2022, between FTAI Infrastructure Inc., FIG LLC and Fortress Worldwide Transportation and Infrastructure Master GP LLC.

10.3	Trademark License Agreement, dated as of August 1, 2022, between Fortress Transportation and Infrastructure Investors LLC and FTAI Infrastructure Inc.

10.4	FTAI Infrastructure Inc. Nonqualified Stock Option and Incentive Award Plan.

10.5	Warrant Agreement, dated August 1, 2022, between FTAI Infrastructure Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent.

10.6	Investor Rights Agreement, dated August 1, 2022, between FTAI Infrastructure Inc. and the parties listed thereto.

10.7	Form of Letter sent to FTAI’s option holders describing the equitable adjustment to FTAI’s options.

10.8	Form of Indemnification Agreement.

99.1	Press Release, dated August 1, 2022.

*Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 1, 2022
FTAI INFRASTRUCTURE INC.

/s/ Kenneth J. Nicholson
Kenneth J. Nicholson
Chief Executive Officer and President